Exhibit 23.10






                        Consent of Independent Accountants





         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CUC International, Inc. of our report dated April 25, 1996 relating to the consolidated financial statements of Avis, Inc., appearing in HFS Incorporated's Current Report on Form 8-K, dated August 29, 1996, as amended (Form 8-K). The Form 8-K is incorporated by reference in the Joint Proxy Statement/Prospectus of CUC International and HFS Incorporated dated August 28, 1997.


         /s/ Price Waterhouse LLP


         Price Waterhouse LLP
         New York, New York
         December 16, 1997